SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  September 15, 2000

                           HAEMONETICS CORPORATION
           (Exact Name of Registrant as Specified in its Charter)

Massachusetts                         1-10730              04-2882273
------------------                  ---------------        ----------
(State or other jurisdiction of    (Commission File     (IRS Employer
incorporation or organization)        Number)        Identification Number)

                  400 Wood Road
                   Braintree, MA                   02184
             ------------------------------     --------
            (Address of principal executive    (Zip Code)
             offices)

      Registrant's telephone number, including area code (781) 848-7100


Item 2.    Acquisition or Disposition of Assets
-----------------------------------------------

      On September 18, 2000, Haemonetics Corporation, a Massachusetts corporation ("Haemonetics") completed the acquisition of Transfusion Technologies Corporation, a Delaware Corporation ("Transfusion") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated September 4, 2000 among Haemonetics, Transfusion, Transfusion Merger Co., the holders of a majority of outstanding shares of Preferred and Common Stock of Transfusion and certain principals of Transfusion. The acquisition was effected in the form of a merger (the "Merger") of Transfusion Merger Co., a wholly-owned subsidiary of Haemonetics, with and into Transfusion. Transfusion was the surviving corporation in the merger. Transfusion [designs and develops blood separation systems based on centrifuge technology called the Dynamic Disk(TM).

      Upon effectiveness of the Merger on September 15, 2000 (the "Effective Time"), Transfusion became a wholly-owned subsidiary of Haemonetics and the shares of common stock of Transfusion issued and outstanding immediately prior to the Effective Time were converted into the right to receive an aggregate of $1,587,618, the shares of preferred stock of Transfusion issued and outstanding immediately prior to the Effective Time (other than those shares held by Haemonetics) were converted into the right to receive an aggregate of $32,906,948 and an outstanding warrant to purchase 100,000 shares of common stock was converted into the right to receive $137,000, for a total of $34,631,566 to be paid by the Company at the Effective Time, less certain escrow holdback amounts. The Merger Agreement also provides for a cash adjustment to certain of the amounts paid in the Merger based upon the amount of Transfusion's gross cash (as defined in the Merger Agreement) immediately after the Effective Time.

      The amount of consideration paid by Haemonetics was determined through arms-length negotiation between Haemonetics and Transfusion. There was no material relationship between Transfusion or its stockholders and Haemonetics or any of its affiliates, directors or officers, or any associate of a director or officer of Haemonetics, except that Haemonetics had a 19.8% ownership interest in Transfusion immediately prior to the Effective Time as a result of the acquisition in November 1999 of shares of Transfusion preferred stock. When Haemonetics purchased preferred stock in Transfusion in November 1999, it became the exclusive distributor of Transfusion's OrthoPAT autotransfusion system outside North America.

      The source of the cash consideration paid in the Merger was Haemonetics' working capital.

      In connection with the Merger, certain employment arrangements were entered into by Haemonetics with certain key employees and consultants of Transfusion, who were stockholders of Transfusion immediately prior to the Merger.


Item 7.    Financial Statements and Exhibits.
--------------------------------------------

      (a)    Financial Statements of Business Acquired.
             -----------------------------------------

             Pursuant to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by amendment within 60 days after the date that this initial report on Form 8-K must be filed.

      (b)    Pro Forma Financial Information.
             -------------------------------

             Pursuant to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by amendment within 60 days after the date that this initial report on Form 8-K must be filed.

      (c)    Exhibits.
             --------

             2.1    Agreement and Plan of Merger dated September 4, 2000.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HAEMONETICS CORPORATION


Date:  September 28, 2000              By:  /s/Ronald  J. Ryan
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                                            Ronald J. Ryan
                                            Senior Vice President
                                            and Chief Financial Officer